Exhibit 10.10

GMAC COMMERCIAL FINANCE LLC
FACTORING AGREEMENT

[Collection w/o Advances]

RAFAELLA APPAREL GROUP, INC.
1411 BROADWAY
NEW YORK NY 10018

Effective as of June 20, 2005 GMAC COMMERCIAL FINANCE LLC and Rafaella Apparel Group, Inc. agree that Factor shall act as Client’s sole factor upon the following terms and conditions:

1.        DEFINITIONS

All initially capitalized terms used in this agreement are defined in Rider I attached hereto. All other terms used herein, unless otherwise defined herein, shall have the meanings given such terms in the UCC.

2.        COVERED SALES; SECURITY INTEREST

(a)       Client hereby assigns and sells to Factor, as absolute owner, and Factor hereby purchases from Client, all Accounts assigned to Client on the date hereof by Rafaella Sportswear, Inc. and all Accounts created on or after the Effective Date that are specifically assigned hereunder by Client to Factor from time to time and that arise from Client’s sale of merchandise or rendition of services. Factor’s purchase of and acquisition of title to each Account so assigned will be effective as of the date of its creation and will be entered on Factor’s books when Client furnishes Factor with a copy of the invoice evidencing such Account or electronically transmits to Factor the details of the invoice in accordance with Paragraph 8(a) hereof.

(b)       Client hereby grants to Factor a continuing security interest in all of the Collateral as security for all Obligations.

3.        CUSTOMER CREDIT APPROVAL

Client shall submit to Factor the principal terms of each of Client’s Customers’ orders for Factor’s written credit approval. Factor may, in Factor’s discretion, approve in writing all or a portion of Client’s Customers’ orders, either by establishing a credit line limited to a specific amount for a specific Customer, or by approving all or a portion of a proposed purchase order submitted by Client. No credit approval shall be effective (a) unless in writing or transmitted by Factor electronically; (b) unless the goods are shipped or the services rendered within the time specified in Factor’s written credit approval or within forty-five (45) days after the approval is given, if no time is specified and (c) unless the assignment of the invoice evidencing the applicable Account is received by Factor, in accordance with Paragraph 8(a) hereof, within ten (10) business days from the date of such invoice. After the Customer has accepted delivery of the goods or performance of the services, Factor shall then have the Credit Risk (but not the risk of non-payment for any other reason), to the extent of the dollar amount specified in the credit approval, on all Accounts evidenced by invoices which arise from orders approved by Factor in writing except for those Accounts evidenced by invoices less than Two Hundred Fifty Dollars ($250.00) and invoices evidencing charges for samples supplied to Client’s Customers. Factor shall have neither the Credit Risk nor the risk of non-payment for any other reason on Accounts arising from orders not approved by Factor in writing. Factor may withdraw Factor’s credit approval or withdraw or adjust a credit line at any time before Client delivers the goods or renders the services.

4.        PURCHASE PRICE OF ACCOUNTS; RESERVES

The purchase price of Accounts is the Net Face Amount thereof less Factor’s commission. The purchase price will be credited to Client’s account on the Settlement Date. Factor may deduct Reserves from the amount payable to Client on any Settlement Date.

5.        COMMISSIONS

(a)       For Factor’s services, Factor shall charge to Client’s account monthly, as of the 15th day of each month, a commission at the rate of (x) three-tenths of one percent (0.30%) of the gross face amount of each invoice evidencing an Account with respect to which the Customer is May Department Stores Co., Belk, Inc. or Saks Fifth Avenue, or (y) four-tenths of one percent (0.40%) of the gross amount of each invoice evidencing any other Account, in either case created during such month on terms not exceeding sixty (60) days including dating, plus an additional one-quarter of one percent (¼%) for each additional thirty (30) days or portion thereof of selling terms; provided, however, that if Client changes the terms of any invoice whether or not Factor consents to such change (it being understood that nothing in this provision diminishes Factor’s rights or Client’s obligations under any other provision hereof including but not limited to Paragraph 8), then the commission on the gross face amount of that invoice shall be the commission hereinabove set forth plus one-quarter of one percent (¼%) for each thirty (30) days or portion thereof of such change. Factor’s commission on any invoice evidencing an Account shall not be less than Two Dollars ($2.00).

(b)       Anything in the preceding Paragraph 5(a) to the contrary notwithstanding, Client acknowledges and agrees that Factor may from time to time impose surcharges upon the commissions set forth in Paragraph 5(a) with respect to invoices owing to Client by certain Customers from time to time designated by Factor (as designated by Factor from time to time, the “Specified Customers”). Attached hereto as Schedule 5(b) is a schedule of the Specified Customers, as currently designated, and the surcharges currently in effect in respect of each. Factor shall, from time to time in the exercise of its sole discretion, revise such schedule of Specified Customers and related surcharges (as revised from time to time, the “Surcharge Schedule”), which revisions shall be effective upon the posting thereof on a website maintained by, or on behalf of, Factor (or, if Factor chooses to mail a revised Surcharge Schedule rather than post it on its website, three (3) business days after the deposit thereof in the US mail, addressed to Client’s chief executive offices at the address therefor set forth on Schedule 7(d) hereto).

6.        CHARGES; BALANCES

Factor may charge to Client’s account all Obligations. Unless otherwise specified, all Obligations shall be payable on demand. All amounts, if any, that Factor, in the exercise of its sole discretion, pays or makes available to Client or for Client’s account in excess of the purchase price of Accounts shall be chargeable to Client’s account when paid or made available to Client. Factor may also charge to Client’s account interest on the average daily balance of all Obligations, if any, which are outstanding during each month at the Interest Rate. Interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred and sixty (360) days. All credit balances or other sums at any time standing to Client’s credit and all Reserves on Factor’s books, and all of Client’s property in Factor’s possession at any time or in the possession of any parent, affiliate or subsidiary of Factor or on or in which Factor or any of them have a lien or security interest, may be held and reserved by Factor as security for all Obligations. Factor will account to Client monthly and each monthly accounting statement will be fully binding on Client and will constitute an account stated, unless, within forty-five (45) days after such statement is mailed to Client or within forty-five (45) days after the mailing of any adjustment thereof Factor may make, Client gives Factor specific written notice of exceptions.

7.        REPRESENTATIONS, WARRANTIES AND COVENANTS

Client hereby represents, warrants and covenants that:

(a)       Client has good title to the Collateral, including without limitation, the Accounts, free of any encumbrance except in Factor’s favor and as set forth on Schedule 7(a) hereto; each Account is a bona fide, enforceable obligation created by the absolute sale and delivery of goods or the rendition of services in the ordinary course of business; each Account is due from a Customer located in the United States, Puerto Rico or Canada and is payable in United States dollars; the selling terms of each Account shall not exceed sixty (60) days without the prior written consent of Factor; Client’s Customer is unconditionally obligated to pay at maturity the full amount of each Account without defense, counterclaim or offset (regardless of merit); all documents in connection therewith are genuine; and the Customer will accept the goods or services.

(b)       Client’s exact legal name is as set forth on the signature page of this agreement. Client shall not change Client’s legal name unless Factor shall have received not less than forty-five (45) days prior written notice of such proposed change. Client has not, during the past five years, been known by or used any Trade Names or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any entity, or acquired any of its property or assets out of the ordinary course of business, except for its acquisition of substantially all of the assets and liabilities of Rafaella Sportswear, Inc., a Delaware corporation.

(c)       Client is an organization of the type and organized in the jurisdiction set forth on Schedule 7(c). Schedule 7(c) accurately sets forth Client’s organizational identification number or accurately states that Client has none and accurately sets forth Client’s federal employer identification number. Client shall not change Client’s organizational identification number (or if Client does not have an organizational identification number, Client shall not acquire one), or change Client’s type of organization, jurisdiction of organization or other legal structure unless Factor shall have received not less than thirty (30) days prior written notice of such proposed change.

(d)       Client’s chief executive office and mailing address and Client’s Records concerning Accounts are located only at the address identified as such on Schedule 7(d) and Client’s only other places of business and the only other locations of Collateral, if any, are the addresses set forth on Schedule 7(d). Schedule 7(d) correctly identifies any of such locations which are not owned by Client and sets forth the owners and/or operators thereof. Client shall not change Client’s chief executive office, mailing address or any location of Collateral unless Factor shall have received not less than thirty (30) days prior written notice of such proposed change.

(e)       Client shall furnish to Factor, annual financial statements within one hundred twenty (120) days after the end of each fiscal year fairly presenting the financial position and results of operations of Client as at and for such year and prepared in accordance with generally accepted accounting principles, certified by their respective president or chief financial officer, and reviewed by an independent certified public accountant reasonably acceptable to Factor. Client shall, at Client’s expense, furnish Factor with other financial and operational information requested by Factor from time to time. Factor may at all times have access to and inspect, audit and make abstracts from all of Client’s Records at Client’s expense.

(f)        Client shall immediately notify Factor in writing of any merchandise returns or Disputes and promptly notify Factor in writing of any discounts, anticipation reductions or other unilateral deductions taken by Customers, credits and allowances to Customers. Client will settle all Disputes at no cost or expense to Factor; Factor’s practice is to allow Client sixty (60) days to do so. Should Factor so elect, Factor may at any time in Factor’s discretion (i) withdraw Client’s authority to issue credits to Client’s Customers without Factor’s prior written consent; (ii) litigate Disputes or settle them directly with the Customers on terms acceptable to Factor in the event that Obligations are then outstanding or Factor has made payment to Client with respect to the Accounts involved in such litigation or settlement; or (iii) direct Client to set aside, identify as Factor’s property and procure insurance satisfactory to Factor on any Retained Goods. All Retained Goods (and the proceeds thereof) shall be (A) held by Client in trust for Factor as Factor’s property, (B) subject to a security interest in Factor’s favor as security for the Obligations, and (C) disposed of only in accordance with Factor’s express written instructions.

(g)       Factor’s Credit Risk, if any, on an Account shall immediately terminate without any action on Factor’s part in the event that (i) Client’s Customer asserts a Dispute (regardless of merit) as a ground for non-payment of the Account or returns or attempts to return the goods represented thereby; (ii) any representation, warranty or covenant by Client as to the Account is breached; or (iii) there is any change in the terms or dating on the Account without Factor’s prior written approval. Factor may charge to Client’s account, at any time after the Settlement Date, the gross face amount of any Account (or portion thereof) on which Factor does not then have the Credit Risk, together with interest thereon from the Settlement Date of such Account to the date of chargeback; such action on Factor’s part shall not be deemed a reassignment of such Account and will not impair Factor’s rights thereto or security interest therein, which will continue to be effective until this agreement is terminated and all Obligations are fully satisfied. Notwithstanding anything to the contrary herein, if any payment to be made to Client hereunder in respect of any Account would be prohibited under, or would be in violation of, any law, rule, code or regulation of the United States or any State thereof, including, without limitation, regulations of the Office of Foreign Assets Control of the United States Department of the Treasury, Factor’s Credit Risk, if any, with respect to such Account shall immediately terminate and Client hereby authorizes and directs Factor to remit the proceeds of any such payment in accordance with the directions of any applicable governmental authority and, thereafter, Factor shall have no further obligation of any kind or nature to Client with respect to such Account or the proceeds thereof.

(h)       CLIENT WILL NOT GRANT A SECURITY INTEREST OR TRANSFER ANY OTHER INTEREST IN ANY OF THE COLLATERAL OR IN ANY OF CLIENT’S INVENTORY, EXCLUSIVE OF THE SECURITY INTERESTS SET FORTH ON SCHEDULE 7(a) HERETO, TO ANYONE EXCEPT FACTOR WITHOUT (I) FACTOR’S PRIOR WRITTEN CONSENT OR (II) THE DELIVERY TO FACTOR OF AN INTERCREDITOR AGREEMENT, IN FORM AND SUBSTANCE ACCEPTABLE TO FACTOR IN ITS SOLE DISCRETION, EXECUTED BY FACTOR AND THE PARTY RECEIVING SUCH SECURITY INTEREST OR OTHER INTEREST.

(i)        Client is and shall remain in compliance in all material respects with all applicable laws, regulations and rules.

(j)        Client shall take all actions requested by Factor from time to time to cause the attachment, perfection and first priority of, and Factor’s ability to enforce, Factor’s security interest in any and all of the Collateral. Client irrevocably and unconditionally authorizes Factor (or Factor’s agent) to file and ratifies the filing at any time and from time to time such financing statements with respect to the Collateral naming Factor or Factor’s designee as the secured party and Client as debtor, as Factor may require, and including any other information with respect to Client or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdictions as Factor may determine, and setting forth a notice that any disposition of any of the Collateral by Client without Factor’s prior written consent violates the rights of Factor, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Client agrees that the foregoing authorizations shall be irrevocable while this agreement remains in effect and thereafter until Factor has received final payment and satisfaction in full in immediately available funds of all Obligations. In no event shall Client at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Factor or Factor’s designee as secured party and Client as debtor.

(k)       Upon Factor’s request, Client shall, at Client’s expense, duly execute and deliver, or shall cause to be duly executed and delivered, to Factor such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of Factor to effectuate the provisions and purposes of this agreement

(1)       Client acknowledges, confirms and agrees that Client has assumed all liabilities, indebtedness and other obligations of every kind, nature and description owing by Rafaella Sportswear, Inc. to Factor, as successor to Security Pacific Business Credit, Inc., under or in connection with the Factoring Agreement dated as of August 7, 1985 and all other agreements and documents executed and/or delivered in connection therewith (said Factoring Agreement, collectively with all such agreements and documents, the “Prior Agreements”), which liabilities, indebtedness and other obligations shall constitute Obligations hereunder, and Factor acknowledges, confirms and agrees that Client has succeeded to all of the rights of Rafaella Sportswear, Inc. under the Prior Agreements.

8.        INVOICING; PAYMENTS; RETURNS; NOTIFICATION

(a)       Each of Client’s invoices that evidences an Account and all copies thereof shall bear a notice (in form and substance satisfactory to Factor) that it is owned by and payable directly and only to Factor at locations designated by Factor. With respect to each such invoice, Client shall either (i) furnish Factor with a legible duplicate original of the invoice accompanied by a confirmatory assignment thereof, or (ii) electronically transmit to Factor the invoice details and an assignment schedule using a transmission format acceptable to Factor. Client’s failure to furnish such specific assignments shall not diminish Factor’s rights. Client shall procure and hold in trust for Factor and furnish to Factor at Factor’s request satisfactory evidence of each shipment and delivery or rendition of services. For invoices electronically transmitted to Factor, Client shall also (i) retain and furnish Factor at Factor’s request legible copies of sales schedules and registers, as well as duplicate originals of the invoices, and (ii) reproduce for Factor at Factor’s request any and all such electronic transmissions. Each invoice shall bear the terms stated on the Customer’s order, as submitted to Factor, whether or not the order has been approved by Factor, and no change from the original terms of the order shall be made without Factor’s prior written consent Any such change not so approved by Factor shall automatically terminate Factor’s Credit Risk, if any, on the Account arising from Client’s performance of the order. Client will hold in trust for Factor and deliver to Factor any payments received from Client’s Customers in the form received, and hereby irrevocably authorizes Factor to endorse Client’s name on all checks and other forms of payment Each payment made by a Customer shall first be applied to Accounts, if any, on which Factor has the Credit Risk, and the balance, if any, of such payment shall be applied to other Accounts due from such Customer. Client understands that Factor shall not be liable for any selling expenses, orders, purchases, contracts or taxes of any kind resulting from any of Client’s transactions, and Client agrees to indemnify Factor and hold Factor harmless with respect thereto, which indemnity shall survive termination of this agreement.

(b)       Factor shall have the right to communicate with and instruct the Customers on Client’s Accounts to make payments in respect thereof directly to Factor.

9.        TERMINATION

(a)       This agreement shall remain in full force and effect until terminated as follows:

(i)        Factor may terminate this agreement at any time upon sixty (60) days prior written notice to Client. If not so terminated, this agreement shall remain in full force and effect unless Client terminates this agreement upon not less than sixty (60) days prior written notice to Factor; or

(ii)       Upon the occurrence of an Event of Default, Factor may terminate this agreement at any time without notice.

(b)       On the effective date of termination all Obligations shall become immediately due and payable in full without further notice or demand. Factor’s rights with respect to Obligations owing to Factor, or chargeable to Client’s account, arising out of transactions having their inception prior to the effective date of termination, will not be affected by termination. Without limiting the foregoing, all of Factor’s security interests and other rights in and to all Collateral shall continue to be operative until such Obligations have been fully and finally satisfied or Client has given Factor an indemnity satisfactory to Factor.

10.      PLACE OF PAYMENT; NEW YORK LAW; FORUM SELECTION; WAIVER OF JURY TRIAL

(a)       All Obligations shall be paid at Factor’s office in New York, New York.

(b)       This agreement shall be governed by and construed according to the laws of the State of New York (without giving effect to its choice of law principles).

(c)       Client agrees that all actions and proceedings arising out of or relating directly or indirectly to this agreement or any ancillary agreement or any Obligations shall be litigated in any local, state or federal court located in the County of New York, State of New York, that such courts are convenient forums, and that Client submits to the personal jurisdiction of such courts. Client hereby consents to the service of process therein by registered or certified mail, return receipt requested, directed to Client at Client’s address set forth above, and Client agrees that service so made shall be deemed complete five (5) days after the date of mailing.

(d)       TO THE EXTENT LEGALLY PERMISSIBLE, BOTH CLIENT AND FACTOR WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

11.      REMEDIES; WAIVERS; LIMITATION OF LIABILITY

(a)       Factor’s rights and remedies under this agreement will be cumulative and not exclusive of any other right or remedy Factor may have hereunder or under the UCC or otherwise. Without limiting the foregoing, if Factor exercises Factor’s rights as a secured party Factor may, at any time or times, without demand, advertisement or notice, all of which Client hereby waives, sell the Collateral, or any part of it, at public or private sale, for cash, upon credit, or otherwise, at Factor’s sole option and discretion, and Factor may bid or become purchaser at any such sale, free of any right of redemption which Client hereby waives. After application of all Collateral to Client’s Obligations (in such order and manner as Factor in Factor’s sole discretion shall determine), Client shall remain liable to Factor for any deficiency.

(b)       Factor shall have the right, in Factor’s sole discretion, to determine which rights, liens, security interests or remedies Factor may at any time pursue, relinquish, subordinate, or modify or to take any other action and incur any costs or expenses with respect thereto and such determination will not in any way modify or affect any of Factor’s rights hereunder. Failure by Factor to exercise any right, remedy or option under this agreement or delay by Factor in exercising the same will not operate as a waiver; no waiver by Factor will be effective unless Factor confirms it in writing and then only to the extent specifically stated.

(c)       Factor shall have no liability hereunder (i) for any losses or damages (including, without limitation, incidental, special, exemplary, punitive or consequential damages) resulting from Factor’s refusal to assume, or delay in assuming, the Credit Risk, or any malfunction, failure or interruption of communication facilities, or labor difficulties, or other causes beyond Factor’s control; or (ii) for indirect, special or consequential damages arising from accounting errors with respect to Client’s account with Factor. Factor’s liability for any default by Factor hereunder shall be limited to a refund to Client of any commission paid by Client during the period starting on the occurrence of the default and ending when it is cured or waived, or when this agreement is terminated, whichever is earlier. Except as prohibited by law, Client waives any right which it may have to claim or recover in any litigation with Factor any incidental, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Client: (A) certifies that neither Factor nor any representative, agent or attorney acting for or on behalf of Factor has represented, expressly or otherwise, that Factor would not, in the event of litigation, seek to enforce any of the waivers provided for in this agreement or any of the Other Documents and (B) acknowledges that in entering into this agreement and the Other Documents, Factor is relying upon, among other things, the waivers and certifications set forth in this Paragraph 11(c) and elsewhere herein and in the Other Documents.

12.      GENERAL

(a)       Factor may charge to Client’s account the amount of reasonable legal fees (including, without limitation, fees, expenses and costs payable or allocable to attorneys retained or employed by Factor) and other costs, fees and expenses incurred by Factor in negotiating or preparing this agreement and any legal documentation required by Factor or requested by Client in connection with this agreement or any amendments or supplements thereof, or in enforcing Factor’s rights hereunder or in connection with the litigation of any controversy arising out of this agreement, or in protecting, preserving or perfecting Factor’s interest in, any Collateral, including without limitation all costs incurred or payable with respect to any Collateral, and the costs of all public record filings, appraisals and searches relating to any Collateral. Factor may also charge to Client’s account all charges for wire transfers and Factor’s then standard price for furnishing to Client or Client’s designees copies of any statements, records, files or other data requested by Client or them other than statements and reports of the kind furnished to Client and Factor’s other clients on a regular, periodic basis in the ordinary course of Factor’s business.

(b)       This agreement cannot be changed or terminated orally and is for the benefit of and binding upon the parties and their respective successors and assigns except that Client may not assign or transfer any of Client’s rights or obligations under this Agreement without Factor’s prior written consent, and no such assignment or transfer of any such obligation shall relieve Client thereof unless Factor has consented to such release in a writing specifically referring to the obligation from which Client is to be released. This agreement, and any concurrent or subsequent written supplements thereto or amendments thereof signed by both of Factor and Client, represent the entire understanding of the parties and supersede all inconsistent agreements and communications, written or oral, between Client’s and Factor’s officers, employees, agents and other representatives.

(c)       This agreement shall not be effective unless signed by Client and Factor below

IN WITNESS WHEREOF, each of Factor and Client has executed this agreement as of the Effective Date.

Very truly yours,

GMAC COMMERCIAL FINANCE LLC

AGREED TO on this 20th day of June, 2005.

ATTEST:	RAFAELLA APPAREL GROUP, INC.

	By:	/s/ Chad Spooner
/s/ (illegible)
	Title:	CFO
Title:
Address:

ACCEPTED at New York, New York, as of the Effective Date.

GMAC COMMERCIAL FINANCE LLC

By:	/s/ Kevin M. Sauny

Title:	EVP

Address:	1290 Avenue of the Americas New York, New York 10104